SLM Student Loan Trust 2004-4
Quarterly Servicing Report
Report Date: 6/30/2004               Reporting Period: 04/19/04-06/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		4/18/2004	Activity	6/30/2004
A	i	Portfolio Balance	$2,481,550,006.64	$(50,817,434.04)	$2,430,732,572.60
	ii	Interest to be Capitalized	19,617,795.41		18,066,815.13

	iii	Total Pool	$2,501,167,802.05		$2,448,799,387.73

	iv	Specified Reserve Account Balance	6,252,920.00		6,121,998.47

	v	Total Adjusted Pool	$2,507,420,722.05		$2,454,921,386.20

B	i	Weighted Average Coupon (WAC)	3.328%		3.366%
	ii	Weighted Average Remaining Term	121.79		119.76
	iii	Number of Loans	727,222		718,520
	iv	Number of Borrowers	352,794		348,994
	v	Aggregate Outstanding Principal Balance - T-Bill	$360,076,548		$345,556,164
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,141,091,254		$2,103,243,224

						% of		% of
	Notes			Spread	Balance 5/05/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GLM6	-0.010%	$612,000,000.00	24.226%	$557,361,467.07	22.551%
	ii	A-2 Notes	78442GLN4	0.020%	752,000,000.00	29.769%	752,000,000.00	30.426%
	iii	A-3 Notes	78442GLP9	0.090%	405,000,000.00	16.032%	405,000,000.00	16.387%
	iv	A-4 Notes	78442GLQ7	0.130%	681,393,000.00	26.973%	681,393,000.00	27.570%
	vi	B Notes	78442GLR5	0.380%	75,786,000.00	3.000%	75,786,000.00	3.066%

	vii	Total Notes			$2,526,179,000.00	100.000%	$2,471,540,467.07	100.000%

	Reserve Account		5/5/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$6,252,920.00
	iii	Specified Reserve Acct Balance ($)	$6,252,919.51	$6,121,998.47
	iv	Reserve Account Floor Balance ($)	$2,501,168.00	$2,501,168.00
	v	Current Reserve Acct Balance ($)	$6,252,920.00	$6,121,998.47

	Asset/Liability		5/5/2004	7/26/2004
E	i	Total Adjusted Pool	$2,507,420,722.05	$2,454,921,386.20
	ii	Total Outstanding Balance Notes	$2,526,179,000.00	$2,471,540,467.07
	iii	Difference	$(18,758,277.95)	$(16,619,080.87)
	iv	Parity Ratio	0.99257	0.99328

II. 2004-4 Transactions from: 4/18/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$55,713,051.45
	ii	Principal Collections from Guarantor	453,335.98
	iii	Principal Reimbursements	1,689,720.67
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$57,856,108.10

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$85,931.19
	ii	Capitalized Interest	(7,124,605.25)

	iii	Total Non-Cash Principal Activity	$(7,038,674.06)

C	Total Student Loan Principal Activity		$50,817,434.04

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,670,734.47
	ii	Interest Claims Received from Guarantors	3,951.48
	iii	Collection Fees/Returned Items	33,499.33
	iv	Late Fee Reimbursements	243,909.24
	v	Interest Reimbursements	122,366.96
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	0.00
	viii	Subsidy Payments	0.00

	ix	Total Interest Collections	$7,074,461.48

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	($6,258.05)
	ii	Capitalized Interest	7,124,605.25

	iii	Total Non-Cash Interest Adjustments	$7,118,347.20

F	Total Student Loan Interest Activity		$14,192,808.68

G	Non-Reimbursable Losses During Collection Period		$64.03

H	Cumulative Non-Reimbursable Losses to Date		$64.03

III. 2004-4 Collection Account Activity 4/18/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$32,351,787.74
	ii	Consolidation Principal Payments	23,814,599.69
	iii	Reimbursements by Seller	1,160,363.09
	iv	Borrower Benefits Reimbursements	89,807.53
	v	Reimbursements by Servicer	368.94
	vi	Re-purchased Principal	439,181.11

	vii	Total Principal Collections	$57,856,108.10

B	Interest Collections
	i	Interest Payments Received	$6,395,658.19
	ii	Consolidation Interest Payments	279,027.76
	iii	Reimbursements by Seller	4,619.58
	iv	Borrower Benefits Reimbursements	110,837.00
	v	Reimbursements by Servicer	3,253.83
	vi	Re-purchased Interest	3,656.55
	vii	Collection Fees/Return Items	33,499.33
	viii	Late Fees	243,909.24

	ix	Total Interest Collections	$7,074,461.48

C	Other Reimbursements		$58,567.85

D	Reserves in Excess of the Requirement		$130,921.53

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$50,143.17

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$65,170,202.13
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,612,045.37)

J	NET AVAILABLE FUNDS		$63,558,156.76

K	Servicing Fees Due for Current Period		$1,835,028.66

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,855,028.66

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	4/18/2004	6/30/2004	4/18/2004	6/30/2004	4/18/2004	6/30/2004	4/18/2004	6/30/2004	4/18/2004	6/30/2004
INTERIM:
In School
Current	2.820%	2.820%	226,027	187,694	31.081%	26.122%	$866,695,165.84	$696,305,445.94	34.926%	28.646%

Grace
Current	2.825%	2.821%	108,961	74,216	14.983%	10.329%	$310,113,300.98	$271,352,085.37	12.497%	11.163%

TOTAL INTERIM	2.821%	2.820%	334,988	261,910	46.064%	36.451%	$1,176,808,466.82	$967,657,531.31	47.422%	39.809%
REPAYMENT
Active
Current	3.889%	3.797%	244,321	285,214	33.596%	39.695%	$827,012,924.45	$917,727,616.43	33.326%	37.755%
31-60 Days Delinquent	3.839%	3.810%	19,431	22,045	2.672%	3.068%	$62,583,843.03	$65,756,287.90	2.522%	2.705%
61-90 Days Delinquent	3.797%	3.849%	10,861	15,310	1.493%	2.131%	$31,470,732.62	$45,061,339.47	1.268%	1.854%
91-120 Days Delinquent	3.736%	3.743%	9,954	9,451	1.369%	1.315%	$29,925,311.12	$26,178,440.83	1.206%	1.077%
> 120 Days Delinquent	3.757%	3.749%	15,391	26,300	2.116%	3.660%	$44,644,305.59	$75,055,581.63	1.799%	3.088%

Deferment
Current	3.132%	3.126%	37,527	40,075	5.160%	5.577%	$124,438,369.40	$132,186,932.20	5.015%	5.438%

Forbearance
Current	3.752%	3.742%	54,749	57,862	7.529%	8.053%	$184,666,053.61	$199,910,496.34	7.442%	8.224%

TOTAL REPAYMENT	3.785%	3.727%	392,234	456,257	53.936%	63.500%	$1,304,741,539.82	$1,461,876,694.80	52.578%	60.141%
Claims in Process (1)	0.000%	3.875%	0	353	0.000%	0.049%	$0.00	$1,198,346.49	0.000%	0.049%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.328%	3.366%	727,222	718,520	100.000%	100.000%	$2,481,550,006.64	$2,430,732,572.60	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.266%	407,047	$1,119,675,932.07	46.063%
- GSL - Unsubsidized	3.113%	252,657	$911,817,742.31	37.512%
- PLUS Loans	4.217%	55,911	$387,551,425.62	15.944%
- SLS Loans	4.244%	2,905	$11,687,472.60	0.481%

- Total	3.366%	718,520	$2,430,732,572.60	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.355%	535,618	$1,994,654,786.01	82.060%
-Two Year	3.405%	129,239	$304,070,082.92	12.509%
-Technical	3.447%	53,612	$131,808,041.32	5.423%
-Other	4.169%	51	$199,662.35	0.008%

- Total	3.366%	718,520	$2,430,732,572.60	100.000%

*Percentages may not total 100% due to rounding.

VI. 2004-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$3,317,659.36
B	Interest Subsidy Payments Accrued During Collection Period		1,304,062.66
C	SAP Payments Accrued During Collection Period		521,863.70
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		50,143.17
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$5,193,728.89

G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$595,000,000.00
	ii	Libor (Interpolated first period)	1.16333%
	iii	Cap %	6.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.002627029	5/05/04-7/26/04	1.15333%
B	Class A-2 Interest Rate	0.002695363	5/05/04-7/26/04	1.18333%
C	Class A-3 Interest Rate	0.002854807	5/05/04-7/26/04	1.25333%
D	Class A-4 Interest Rate	0.002945918	5/05/04-7/26/04	1.29333%
E	Class B Interest Rate	0.003515363	5/05/04-7/26/04	1.54333%

VIII. 2004-4 Inputs From Previous Quarter 4/18/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,481,550,006.64
	ii	Interest To Be Capitalized	19,617,795.41

	iii	Total Pool	$2,501,167,802.05
	iv	Specified Reserve Account Balance	6,252,920.00

	v	Total Adjusted Pool	$2,507,420,722.05

B	Total Note and Certificate Factor		1.00000000000
C	Total Note Balance		$2,526,179,000.00

D	Note Balance 5/5/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$612,000,000.00	$752,000,000.00	$405,000,000.00	$681,393,000.00	$75,786,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$6,252,920.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$63,558,156.76	$63,558,156.76

B	Primary Servicing Fees-Current Month		$1,835,028.66	$61,723,128.10

C	Administration Fee		$20,000.00	$61,703,128.10

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$1,607,742.02	$60,095,386.08
	ii	Class A-2	$2,026,912.81	$58,068,473.27
	iii	Class A-3	$1,156,196.93	$56,912,276.34
	iv	Class A-4	$2,007,328.13	$54,904,948.21
	vi	Class B	$266,415.28	$54,638,532.93

	vii	Total Noteholder’s Interest Distribution	$7,064,595.17

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$54,638,532.93	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$54,638,532.93

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$1,607,742.02	$2,026,912.81	$1,156,196.93	$2,007,328.13	$266,415.28
	ii	Quarterly Interest Paid		1,607,742.02	2,026,912.81	$1,156,196.93	$2,007,328.13	266,415.28

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$71,257,613.80	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		54,638,532.93	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$16,619,080.87	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$56,246,274.95	$2,026,912.81	$1,156,196.93	$2,007,328.13	$266,415.28

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04		$2,526,179,000.00
	ii	Adjusted Pool Balance 6/30/04		2,454,921,386.20

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$71,257,613.80

	iv	Adjusted Pool Balance 4/18/04		$2,507,420,722.05
	v	Adjusted Pool Balance 6/30/04		2,454,921,386.20

	vi	Current Principal Due (iv-v)		$52,499,335.85
	vii	Notes Issued Exceeding Adjusted Pool Balance		18,758,277.95

	viii	Principal Distribution Amount (vi + vii)		$71,257,613.80

	ix	Principal Distribution Amount Paid		$54,638,532.93

	x	Principal Shortfall (viii - ix)		$16,619,080.87

C		Total Principal Distribution		$54,638,532.93
D		Total Interest Distribution		7,064,595.17

E		Total Cash Distributions		$61,703,128.10

F	Note Balances			5/5/2004	7/26/2004
	i	A-1 Note Balance	78442GLM6	$612,000,000.00	$557,361,467.07
		A-1 Note Pool Factor		1.0000000000	0.9107213514

	ii	A-2 Note Balance	78442GLN4	$752,000,000.00	$752,000,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GLP9	$405,000,000.00	$405,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GLQ7	$681,393,000.00	$681,393,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GLR5	$75,786,000.00	$75,786,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$6,252,920.00
	ii	Deposits to correct Shortfall		$—
	iv	Total Reserve Account Balance Available		$6,252,920.00
	v	Required Reserve Account Balance		$6,121,998.47

	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve - Release to Waterfall		$130,921.53
	viii	Ending Reserve Account Balance		$6,121,998.47

XI. 2004-4 Historical Pool Information

			04/19/04-06/30/04
Beginning Student Loan Portfolio Balance			$2,481,550,006.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$55,713,051.45
	ii	Principal Collections from Guarantor	453,335.98
	iii	Principal Reimbursements	1,689,720.67
	iv	Other System Adjustments	—

	v	Total Principal Collections	$57,856,108.10
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$85,931.19
	ii	Capitalized Interest	(7,124,605.25)

	iii	Total Non-Cash Principal Activity	$(7,038,674.06)

(-)	Total Student Loan Principal Activity		$50,817,434.04

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,951.48
	ii	Interest Claims Received from Guarantors	33,499.33
	iii	Collection Fees/Returned Items	243,909.24
	iv	Late Fee Reimbursements	122,366.96
	v	Interest Reimbursements	—
	vi	Other System Adjustments	—
	vii	Special Allowance Payments	—
	viii	Subsidy Payments	7,074,461.48

	ix	Total Interest Collections	$7,478,188.49
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$7,124,605.25
	ii	Capitalized Interest	7,118,347.20

	iii	Total Non-Cash Interest Adjustments	$14,242,952.45

	Total Student Loan Interest Activity		$21,721,140.94
(=)	Ending Student Loan Portfolio Balance		$2,430,732,572.60
(+)	Interest to be Capitalized		$18,066,815.13

(=)	TOTAL POOL		$2,448,799,387.73

(+)	Reserve Account Balance		$6,121,998.47

(=)	Total Adjusted Pool		$2,454,921,386.20

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,448,799,388	5.75%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.